Exhibit 99.9

2023-24

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2023-24

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Travis Toews

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

February 28, 2023

ISBN 978-1-4601-5622-3 (Print)

ISBN 978-1-4601-5617-9 (PDF)

ISSN 1919-1529 (Print)

ISSN 1920-8804 (Online)

 TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i

Schedule of Amounts to be Voted	1

Voted Spending by Office	2

Amounts Not Required to be Voted by Office	2

Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	5

Office of the Auditor General	9

Office of the Ombudsman	13

Office of the Chief Electoral Officer	17

Office of the Ethics Commissioner	21

Office of the Information and Privacy Commissioner	25

Office of the Child and Youth Advocate	29

Office of the Public Interest Commissioner	33

PREFACE

The 2023-24 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2023. Together with the 2023-24 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2023 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

◾	Voted Spending by Office,
◾	Amounts Not Required to be Voted by Office, and
◾	Full-Time Equivalent Employment.

As required by section 24 of the Financial Administration Act, these estimates present detailed information for each office on amounts to be drawn from the General Revenue Fund in 2023-24. The details include the following information, as applicable:

◾	Amount to be Voted,
◾	Supplementary Information (including a statement of objective and services provided),
◾	Voted Spending by Program,
◾	Amounts Not Required to be Voted, and
◾	Statement of Operations Change in Capital Assets, and Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2023-24 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The ‘Standing Orders’ direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Bill for the Appropriation Act, 2023 introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2023-24 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each office’s estimate amounts are divided into:

◾	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and

◾	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2023-24 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of February 28, 2023. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the 2022-23 Offices of the Legislative Assembly Estimates tabled on February 24, 2022. Differences in the 2022-23 amounts between these two documents are the result of adjustments applied to maintain the comparability of past amounts with the 2023-24 estimate amounts. Unlike past budgets, the comparable amounts presented in these estimates do not include a column of the most recently published actual results.

i	Preface

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2023. The Financial Administration Act requires the 2023-24 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriation acts are drafted to contain the specific set of supply votes that have been resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2023-24 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, the cash funding requirements for any and all expense, capital investment and financial transactions are combined in a single vote for each office.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the headers used in the supply vote presentations reflect the more specific application.

Preface	ii

SCHEDULE OF AMOUNTS TO BE VOTED

SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

VOTE	Estimate

Support to the Legislative Assembly	$76,763,000

Office of the Auditor General	$29,620,000

Office of the Ombudsman	$4,480,000

Office of the Chief Electoral Officer	$42,397,000

Office of the Ethics Commissioner	$1,000,000

Office of the Information and Privacy Commissioner	$8,534,000

Office of the Child and Youth Advocate	$16,205,000

Office of the Public Interest Commissioner	$1,410,000

Total amount to be voted under section 1 of the Appropriation Act, 2023	$180,409,000

1	Offices of the Legislative Assembly

VOTED SPENDING BY OFFICE

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

OPERATING EXPENSE
Support to the Legislative Assembly	70,698	64,089	75,603
Office of the Auditor General	27,425	27,375	29,540
Office of the Ombudsman	4,019	3,757	4,480
Office of the Chief Electoral Officer	44,054	16,646	41,742
Office of the Ethics Commissioner	976	926	1,000
Office of the Information and Privacy Commissioner	7,441	7,275	8,484
Office of the Child and Youth Advocate	15,059	14,548	15,905
Office of the Public Interest Commissioner	1,223	1,122	1,410

Sub-Total	170,895	135,738	178,164

CAPITAL INVESTMENT
Support to the Legislative Assembly	1,050	1,050	1,050
Office of the Auditor General	30	80	80
Office of the Chief Electoral Officer	1,170	1,510	655
Office of the Information and Privacy Commissioner	-	-	50
Office of the Child and Youth Advocate	200	168	300

Sub-Total	2,450	2,808	2,135

INVENTORY ACQUISITION
Support to the Legislative Assembly	110	110	110

Total	173,455	138,656	180,409

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE

EXPENSE
Support to the Legislative Assembly	672	647	647
Office of the Auditor General	270	260	160
Office of the Ombudsman	16	14	9
Office of the Chief Electoral Officer	1,250	1,250	1,250
Office of the Ethics Commissioner	13	13	13
Office of the Child and Youth Advocate	179	127	190

Sub-Total	2,400	2,311	2,269

Total	2,400	2,311	2,269

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT

(thousands of dollars)	Comparable
	2022-23 Budget	2023-24 Estimate

OPERATING EXPENSE
Support to the Legislative Assembly	394	396
Office of the Auditor General	153	150
Office of the Ombudsman	30	33
Office of the Chief Electoral Officer	36	43
Office of the Ethics Commissioner	5	5
Office of the Information and Privacy Commissioner	48	51
Office of the Child and Youth Advocate	76	78
Office of the Public Interest Commissioner	6	7

Total	748	763

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper

Speaker of the Legislative Assembly

Shannon Dean, K.C.

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
LEGISLATIVE ASSEMBLY	71,858	65,249	76,763

5

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide procedural, administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

All services required for the operation of the Legislative Assembly including committees.

Legal, procedural and security services support for Members of the Legislative Assembly.

Publication of Alberta Hansard, the Order Papers, Votes and Proceedings and Bills.

Public information, public education and visitor programs.

Broadcast services to support Assembly and committee operations, to support Members of the Legislative Assembly and serve the general public.

Library service to the Legislature, public service and general public.

Inter-parliamentary activities.

Human resource services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Payment of communication expenses for Members of the Legislative Assembly.

Furniture, equipment, supplies procurement and leasing and property management services for Members’ constituency and caucus offices.

Information technology services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Development, enhancement and maintenance of broadcast and IT infrastructure independent of Government.

Communication services for the Legislative Assembly Office.

Processing and payment of indemnities, expense allowances, living travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly, as authorized by the Legislative Assembly Act.

Processing and payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Support to the Legislative Assembly	6

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1	Legislative Assembly Office Administration	25,864	22,997	28,334
2	Members of the Legislative Assembly Administration	34,500	31,820	36,012
3	United Conservative Caucus	4,014	4,082	4,018
4	New Democratic Party Caucus	3,158	3,440	3,382
5	Other Caucuses	1,487	325	1,782
6	Planning and Development Initiatives	325	325	325
7	Special Funding Initiatives	1,100	1,100	1,500
8	Election Preparation	250	-	250

CAPITAL INVESTMENT
1	Legislative Assembly Office Administration	650	650	650
6	Planning and Development Initiatives	400	400	400

INVENTORY ACQUISITION
1	Legislative Assembly Office Administration	110	110	110

Total		71,858	65,249	76,763

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	562	537	537
Consumption of Inventory	110	110	110

Total	672	647	647

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
REVENUE

Other Premiums, Fees and Licences	3	2	3
Other Revenue	3	133	3
Total	6	135	6

EXPENSE

Support to the Legislative Assembly	71,370	64,736	76,250

Net Operating Result	(71,364)	(64,601)	(76,244)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	1,050	1,050	1,050

AMORTIZATION	(562)	(537)	(537)

Change in Capital Assets Total	488	513	513

CHANGE IN INVENTORY ASSETS
INVENTORY ACQUISITION

Support to the Legislative Assembly	110	110	110

CONSUMPTION	(110)	(110)	(110)

Change in Inventory Assets Total	-	-	-

Support to the Legislative Assembly	8

Office of the Auditor General

W. Doug Wylie

Auditor General

The work of the Office of the Auditor General of Alberta improves performance and promotes accountability within government.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

AUDITOR GENERAL	27,455	27,455	29,620

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide independent assurance to the 87 Members of the Legislative Assembly of Alberta, and the people of Alberta, that public money is spent properly and provides value.

SERVICES PROVIDED

Under the Auditor General Act, the Auditor General is the legislated independent auditor of the Consolidated Financial Statements of the Province of Alberta, including all ministries, departments, and most provincial agencies, boards, commissions, and regulated funds. The audits conducted by the Office of the Auditor General report on how government is managing its responsibilities and the province’s resources.

Financial statement audits provide assurance on the financial statements of the province, regulated funds, agencies, boards and commissions, and reports on management’s financial reporting processes and controls, compliance with authorities and legislation. Independent auditor’s reports accompany the financial statements of each entity audited by the Office of the Auditor General and are included in the annual reports published by government. These reports provide the Auditor General’s opinion on whether management’s financial statements are presented fairly and in accordance with the appropriate accounting standards.

Through performance auditing, the Auditor General also examines the economy, efficiency and effectiveness of government programs and processes to provide assurance they are working as intended. The audits selected result from extensive planning, including input from stakeholders, and are based on significance, level of risk and relevancy to Albertans.

In addition, the Auditor General may also perform special duties as assigned by the Assembly, or Executive Council if those special duties do not conflict with or impair the performance of the Auditor General’s duties under the Auditor General Act.

Office of the Auditor General	10

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1	Office of the Auditor General	27,425	27,375	29,540
CAPITAL INVESTMENT
1	Office of the Auditor General	30	80	80

Total		27,455	27,455	29,620

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	270	260	160

Total	270	260	160

11	Office of the Auditor General

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue

None	-	-	-

EXPENSE

Office of the Auditor General	27,695	27,635	29,700

Net Operating Result	(27,695)	(27,635)	(29,700)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	30	80	80

AMORTIZATION	(270)	(260)	(160)

Change in Capital Assets Total	(240)	(180)	(80)

Office of the Auditor General	12

Office of the Ombudsman

Kevin Brezinski

Ombudsman

The Alberta Ombudsman serves Albertans by providing oversight of provincial government authorities, municipalities and other jurisdictional entities to ensure fair treatment through independent investigations, recommendations and education for all Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

OMBUDSMAN	4,019	3,757	4,480

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities, the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates written complaints of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts “own motion” investigations where the Ombudsman, on his own initiative, investigates administrative issues within his jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

 OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable

	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1 Office of the Ombudsman	4,019	3,757	4,480

Total	4,019	3,757	4,480

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	16	14	9

Total	16	14	9

15	Office of the Ombudsman

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
REVENUE
Services charged to other Government Entities	414	370	439
Total	414	370	439

EXPENSE

Office of the Ombudsman	4,035	3,771	4,489
Net Operating Result	(4,035)	(3,771)	(4,489)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(16)	(14)	(9)

Change in Capital Assets Total	(16)	(14)	(9)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and the Referendum Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

The Office administers the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and administers the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

The Office monitors and enforces campaign financing and third party advertising under the Local Authorities Election Act..

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
CHIEF ELECTORAL OFFICER	45,224	18,156	42,397

17

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and Referendum Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

To administer the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and to administer the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

To provide enforcement activities of regulated political entities.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections, referendums, and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, leadership contestants, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

The Recall Legislation will enable eligible Alberta electors to submit applications for petitions to recall elected officials; administer the petition process for recall of elected Members of the Legislative Assembly; conduct recall votes for successful petitions; and enforce petitioner financing rules. The Citizen Initiatives legislation will allow eligible Alberta electors to submit applications for a petition to introduce legislation or a policy proposal in the legislature, or to hold a constitutional referendum on a question; administer the application and petition process; conduct an initiative vote where a proposal is referred by the Legislative Assembly; and enforce financing rules.

Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act Election Finances and Contributions Disclosure Act, Alberta Senate Election Act, Referendum Act, and Local Authorities Election Act.

Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

Office of the Chief Electoral Officer	18

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1	Corporate Services	5,284	5,102	5,734
2	Elections	34,664	8,671	32,792
3	Enumerations	3,019	2,256	2,320
4	Other Electoral Events	449	12	201
5	Compliance and Enforcement	638	605	695

CAPITAL INVESTMENT
1	Corporate Services	600	840	225
2	Elections	470	670	430
3	Enumerations	100	-	-

Total		45,224	18,156	42,397

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	1,250	1,250	1,250

Total	1,250	1,250	1,250

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue

None	-	-	-

EXPENSE

Corporate Services	6,334	6,152	6,784

Elections	34,831	8,838	32,959

Enumerations	3,052	2,289	2,353

Other Electoral Events	449	12	201

Compliance and Enforcement	638	605	695

Total	45,304	17,896	42,992

Net Operating Result	(45,304)	(17,896)	(42,992)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Corporate Services	600	840	225

Elections	470	670	430

Enumerations	100	-	-
Total	1,170	1,510	655

AMORTIZATION	(1,250)	(1,250)	(1,250)

Change in Capital Assets Total	(80)	260	(595)

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Marguerite Trussler, K.C.

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
ETHICS COMMISSIONER	976	926	1,000

 SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1 Office of the Ethics Commissioner	976	926	1,000

Total	976	926	1,000

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	13	13	13

Total	13	13	13

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue
None	-	-	-
EXPENSE
Office of the Ethics Commissioner	989	939	1,013

Net Operating Result	(989)	(939)	(1,013)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(13)	(13)	(13)

Change in Capital Assets Total	(13)	(13)	(13)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Diane McLeod

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

INFORMATION AND PRIVACY COMMISSIONER	7,441	7,275	8,534

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),

●	the Health Information Act (HIA), and

●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.

●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.

●	Receiving comments from the public concerning the administration of the Acts.

●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.

●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.

●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.

●	Commenting on the implications for access to or protection of health information.

●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	26

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1 Office of the Information and Privacy Commissioner	7,441	7,275	8,484
CAPITAL INVESTMENT
1 Office of the Information and Privacy Commissioner	-	-	50

Total	7,441	7,275	8,534

27	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue

None	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	7,441	7,275	8,484

Net Operating Result	(7,441)	(7,275)	(8,484)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Information and Privacy Commissioner	-	-	50

Change in Capital Assets Total	-	-	50

Office of the Information and Privacy Commissioner	28

Office of the Child and Youth Advocate

Terri Pelton

Child and Youth Advocate

The Office of the Child and Youth Advocate champions children’s rights, amplifies young people’s voices, and fosters youth participation.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

CHILD AND YOUTH ADVOCATE	15,259	14,716	16,205

 SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children and youth with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

 OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1	Child and Youth Advocate’s Office	1,008	972	795
2	Advocacy Executive Director’s Office	3,265	2,831	3,583
3	Legal Representation for Children and Youth	4,431	3,984	4,449
4	Investigations	2,333	2,105	2,435
5	Youth and Community Engagement	1,262	1,560	1,687
6	Strategic Support	2,760	3,096	2,956

CAPITAL INVESTMENT
1	Child and Youth Advocate’s Office	-	37	100
6	Strategic Support	200	131	200

Total		15,259	14,716	16,205

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	129	100	140
Valuation Adjustments and Other Provisions	50	27	50

Total	179	127	190

31	Office of the Child and Youth Advocate

 STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue

None	-	-	-

EXPENSE

Advocacy Executive Director’s Office	3,286	2,841	3,603
Youth and Community Engagement	1,268	1,564	1,693
Child and Youth Advocate’s Office	1,011	974	798
Legal Representation for Children and Youth	4,432	3,985	4,450
Investigations	2,344	2,111	2,445
Strategic Support	2,897	3,200	3,106

Total	15,238	14,675	16,095
Net Operating Result	(15,238)	(14,675)	(16,095)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Child and Youth Advocate’s Office	-	37	100

Strategic Support	200	131	200

Total	200	168	300

AMORTIZATION	(129)	(100)	(140)

Change in Capital Assets Total	71	68	160

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Kevin Brezinski

Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by facilitating the disclosure and investigation of significant and serious matters that public service employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate

PUBLIC INTEREST COMMISSIONER	1,223	1,122	1,410

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public service. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public service employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters relating to government departments, public entities, elected officials and offices of the Legislature.

Enforces the protection provisions of the Act for public service employees who take steps in accordance with the Act.

Manages, investigates and make recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	34

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2022-23 Budget	2022-23 Forecast	2023-24 Estimate
OPERATING EXPENSE
1	Office of the Public Interest Commissioner	1,223	1,122	1,410

Total		1,223	1,122	1,410

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2022-23 Budget	2022-23 Forecast	2023-24 Estimate
Revenue

None	-	-	-

EXPENSE

Office of the Public Interest Commissioner	1,223	1,122	1,410

Net Operating Result	(1,223)	(1,122)	(1,410)

Office of the Public Interest Commissioner	36